Exhibit 99.1

Morphic Announces Corporate Highlights and Financial Results for the First Quarter 2022
Initiated EMERALD-1 phase 2a trial of MORF-057 in patients with ulcerative colitis

Described new understanding of α4β7-expressing immune cells and MORF-057 dose response in oral presentation at ECCO 2022

Announced key appointments and advancements in leadership team

Ended first quarter 2022 with $381 million in cash and equivalents, providing runway through year-end 2024

WALTHAM, Mass. – May 4, 2022 – Morphic Therapeutic (Nasdaq: MORF), ), a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, today reported corporate highlights and financial results for the first quarter of 2022.

First Quarter 2022 and Recent Corporate Highlights

•Launched EMERALD-1 (MORF-057-201) phase 2a study
◦EMERALD-1 is an open-label multi-center study of MORF-057 enrolling up to 35 patients with moderate to severely active ulcerative colitis (UC) who will be treated with 100 mg BID (twice daily)
◦EMERALD-2 (MORF-057-202), a global phase 2b double-blind randomized placebo-controlled trial of MORF-057, is expected to begin in the third quarter of 2022 and then run in parallel with EMERALD-1
•Presented new preclinical data at ECCO 2022 expanding understanding of α4β7-expressing immune cells and further describing MORF-057 dose-response
◦Data from multiple preclinical studies in animals strongly correlated with human trials and demonstrate clear MORF-057 dose-response
◦Results also show changes in lymphocyte populations and CCR9 transcripts consistent with α4β7 inhibition mechanism of action
•Announced several key leadership appointments
◦Dr. Brihad Abhyankar, MS, FRCS, FFPM was appointed Vice President, Clinical Development and will lead the EMERALD-1 and EMERALD-2 phase 2 trials of MORF-057 in UC
▪Dr. Abhyankar has directly relevant experience to the MORF-057 development program after serving as executive medical director of clinical science at Takeda, where he directed strategy for global clinical development and played a key role in the development, approval, and the life cycle management of ENTYVIO® or vedolizumab
▪Dr. Abhyankar has over 20 years of biopharmaceutical industry experience and 10 years of training and practice in surgery and medicine
◦Aaron Pelta was promoted to Senior Vice President, Business and Corporate Development
▪Mr. Pelta previously served as Morphic’s Vice President of Businesses Development and leads partnering, commercial planning and portfolio strategy
▪Mr. Pelta has 20 years of biopharmaceutical business experience including leadership roles at Arsanis, Shire and Cubist Pharmaceuticals
•Focused the Company’s research and development collaboration efforts with AbbVie and Janssen on higher-potential integrin targets in multiple undisclosed therapeutic areas
•Thanked Nilesh Kumar, Ph.D., for his contributions as a member of the Morphic Board of Director upon his departure after five years of leadership and collaboration

“Morphic made the most significant clinical advance in our Company’s history with the launch of the EMERALD phase 2a study of MORF-057 in UC during the first quarter of 2022,” commented Praveen Tipirneni, MD, President and Chief Executive Officer of Morphic Therapeutic. “In addition, we bolstered the Morphic team with the addition of Brihad Abhyankar, a proven leader in the GI development arena an expert in α4β7 for the treatment of UC. We will continue to make important progress in the MORF-057 development program with the launch of the EMERALD-2 global randomized controlled phase 2b study in the coming months.”

Financial Results for the First Quarter 2022

•Net loss for the quarter ended March 31, 2022 was $31.5 million or $0.85 per share compared to a net loss of $21.3 million or $0.63 per share for the same quarter last year
•Revenue was $2.4 million for the quarter ended March 31, 2022, compared to $3.3 million for the same quarter last year.
•Research and development expenses were $26.5 million for the quarter ended March 31, 2022, as compared to $18.6 million for the same quarter last year. The increase was primarily attributable to higher manufacturing and development costs along with higher pre-clinical and phase 2 clinical trial costs to support our lead product candidate MORF-057
•General and administrative expenses were $7.6 million for the quarter ended March 31, 2022, compared to $6.0 million for the same quarter last year. The increase was due to increased non-cash stock-based compensation expense and higher payroll costs.

As of March 31, 2022, Morphic had cash, cash equivalents and marketable securities of $380.7 million, compared to $408.1 million as of December 31, 2021. The Morphic believes its cash, cash equivalents and marketable securities as of March 31, 2022, will be sufficient to fund operating expenses and capital expenditure requirements through year-end 2024.

About Morphic Therapeutic

Morphic Therapeutic is a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, including autoimmune, cardiovascular, and metabolic diseases, fibrosis, and cancer. In collaboration with AbbVie, Janssen, and Schrödinger, Morphic is advancing its pipeline and discovery activities using its proprietary MInT technology platform which leverages the Company’s unique understanding of integrin structure and biology. For more information, visit www.morphictx.com.

ENTYVIO is a trademark of Millennium Pharmaceuticals, Inc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the MInT Platform’s ability to discover drug candidates, Morphic’s plans to develop and commercialize oral small-molecule integrin therapeutics and any proposed timing thereof, the initiation, execution and completion of MORF-057 phase 2 clinical trials, any expectations about safety, efficacy, timing and ability to commence or complete clinical studies and/or trials and to obtain regulatory approvals for MORF-057 and other candidates in development, the timing of further data presentation and the ability of MORF-057 to treat inflammatory bowel disease, including ulcerative colitis, or related indications. Statements including words such as “believe,” “plan,” “continue,” “expect,” “will be,” “develop,” “signal,” “potential,” “anticipate” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause Morphic’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties in this press release and other risks set forth in our filings with the Securities and Exchange Commission, including Morphic’s or a partner’s ability to complete a current or future clinical trial of any of our current or future product candidates, develop or obtain regulatory approval for or commercialize any product candidate, Morphic’s ability to protect intellectual property, the potential impact of the COVID-19 pandemic, and the sufficiency of our cash, cash equivalents and investments to fund our operations. These forward-looking statements speak only as of the date hereof and Morphic specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

-Financial Tables to Follow-

Morphic Holding, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Collaboration revenue	$2,382	$3,265
Operating expenses:
Research and development	26,463	18,613
General and administrative	7,591	5,953
Total operating expenses	34,054	24,566
Loss from operations	(31,672)	(21,301)
Other income:
Interest income, net	187	29
Other income (expense), net	1	(12)
Total other income, net	188	17
Loss before provision for income taxes	(31,484)	(21,284)
Provision for income taxes	—	—
Net loss	$(31,484)	$(21,284)
Net loss per share, basic and diluted	$(0.85)	$(0.63)
Weighted average common shares outstanding, basic and diluted	37,133,412	33,532,405

Morphic Holding, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	March 31, 2022	December 31, 2021
Assets
Cash, cash equivalents and marketable securities	$380,652	$408,135
Other current assets	8,842	10,199
Total current assets	389,494	418,334
Other assets	7,579	7,956
Total assets	$397,073	$426,290

Liabilities and Stockholders' Equity
Current liabilities	$43,792	$38,264
Long-term liabilities	39,913	51,327
Total liabilities	83,705	89,591
Total stockholders' equity	313,368	336,699
Total liabilities and stockholders' equity	$397,073	$426,290
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Contacts
Morphic Therapeutic
Chris Erdman
chris.erdman@morphictx.com
617.686.1718